                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported)

                        MAY 12, 1999 (FEBRUARY 26, 1999)



                    THE SOURCE INFORMATION MANAGEMENT COMPANY
             (Exact name of Registrant as specified in its charter)



                                    MISSOURI
                 (State or Other Jurisdiction of Incorporation)


        1-13437                                          43-1710906
(Commission File Number)                      (IRS Employer Identification No.)


        11644 LILBURN PARK ROAD, ST. LOUIS, MISSOURI          63146
        (Address of principal executive offices)           (Zip Code)


                                 (314) 995-9040
              (Registrant's telephone number, including area code)



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

     The Source Information Management Company ("Registrant") hereby files Amendment No. 1 to its Form 8-K filed on March 11, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Attached hereto are the audited combined balance sheets of MYCO, Inc. and RY, Inc. as of December 31, 1998 and 1997 and the related combined statements of operations, changes in stockholders' equity and cash flows for the years then ended. Also attached is unaudited pro forma condensed combined financial information, which includes the unaudited pro forma balance sheet as of January 31, 1999 and the related unaudited pro forma statement of operations for the year then ended. The unaudited pro forma condensed combined financial information gives effect to the acquisition of MYCO, Inc. and RY, Inc. as if the acquisiton had occurred February 1, 1998, combining the balance sheets of the Registrant at January 31, 1999 with those of MYCO, Inc. and RY, Inc. at December 31, 1998, and also gives effect in the combined statement of operations to the Registrant's acquisition on January 7, 1999, of U.S. Marketing Securities, Inc.


     The Registrant has determined that audited and pro forma financial statements and exhibits are not required to be filed for the acquisition of Chestnut Display Systems, Inc. and its affiliate, Chestnut Display Systems (North), Inc. because none of the conditions of Section 210.1-02(w) of Regulation S-X exceeds 20% with respect to this acquisiton.


    (a)  Financial Statements of Business Acquired

         (i)      Independent Auditors' Report.

         (ii) Combined Balance Sheets of MYCO, Inc. and RY, Inc. as of December 31, 1998 and 1997.

         (iii) Combined Statements of Operations of MYCO, Inc. and RY, Inc. for the years ended December 31, 1998 and 1997.

         (iv) Combined Statements of Changes in Stockholders' Equity of MYCO, Inc. and RY, Inc. for the years ended December 31, 1998 and 1997.

         (v) Combined Statements of Cash Flows of MYCO, Inc. and RY, Inc. for the years ended December 31, 1998 and 1997.

    (b)  Pro Forma Financial Information

         (i)  Unaudited Pro Forma Balance Sheet as of January 31, 1999.

         (ii) Unaudited Pro Forma Statement of Operations for the year ended January 31, 1999.

    (c)  Exhibits

    See the Exhibit Index attached hereto and incorporated herein by reference.

                                   MYCO, INC.

                                    RY, INC.

                          COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                                   MYCO, INC.

                                    RY, INC.

                           DECEMBER 31, 1998 AND 1997





                                    CONTENTS

                                                                            Page

Independent auditors' report ............................................      1


Financial statements:

    Combined balance sheets .............................................      2

    Combined statements of operations ...................................      3

    Combined statements of changes in stockholders'
         equity .........................................................      4

    Combined statements of cash flows ...................................    5-6

    Notes to combined financial statements ..............................   7-17

[LETTERHEAD ALTSCHULER, MELVOIN AND GLASSER LLP]



                          Independent Auditors' Report

To the Stockholders and Director
Myco, Inc. and RY, Inc.
Rockford, Illinois


We have audited the accompanying combined balance sheets of Myco, Inc. and Ry, Inc. as of December 31, 1998 and 1997, and the related combined statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Myco, Inc. and Ry, Inc. as of December 31, 1998 and 1997, and the results of its operations and it cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/ Altschuler, Melvoin & Glasser LLP

Rolling Meadows, Illinois
May 3, 1999

                                   MYCO, INC.

                                    RY, INC.

                             COMBINED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997



                                     ASSETS

                                                     1998              1997
                                                 ------------      ------------

Current Assets:
  Cash and cash equivalents                      $     76,626      $    317,062
  Accounts receivable-trade                         4,348,527         3,616,318
  Allowance for doubtful accounts                    (127,946)          (79,250)
  Due from stockholder                                 64,910           177,881
  Accounts receivable-employees                         3,882             2,493
  Inventory                                         1,338,130         2,111,273
  Prepaid expenses                                    103,637           108,647
  Refundable state replacement tax                     19,519             1,513
                                                 ------------      ------------


    Total current assets                            5,827,285         6,255,937
                                                 ------------      ------------

Property and equipment, net of
  accumulated depreciation                          6,666,152         6,538,305
                                                 ------------      ------------

Property held for resale                                                151,002
                                                 ------------      ------------
Other Assets:
  Deposits                                                200               200
  Unamortized financing costs                         128,025           132,155
                                                 ------------      ------------
    Total other assets                                128,225           132,355
                                                 ------------      ------------



    Total assets                                 $ 12,621,662      $ 13,077,599
                                                 ============      ============

                                 LIABILITIES AND
                              STOCKHOLDERS' EQUITY


                                                      1998            1997
                                                   -----------       -----------

Current Liabilities:
  Current portion of long-term
    debt                                           $ 4,228,872       $   545,887
  Current portion-capital lease
    obligation                                          13,000
  Note payable line of credit                        1,850,000         1,950,000
  Accounts payable-trade                             1,923,979         1,535,534
  Dividends payable                                  1,500,000
  Accrued real estate tax                              159,072           122,654
  Accrued payroll, bonuses and
    related fringe benefits                          1,175,169           375,734
                                                   -----------       -----------
        Total current liabilities                   10,850,092         4,529,809

Long-term debt, net of current
  portion                                               15,573         4,167,391
Capital lease obligation, net of
  current portion                                       50,723
                                                   -----------       -----------
        Total liabilities                           10,916,388         8,697,200

Commitments and contingencies

Stockholders' Equity:
  Common stock                                           1,133             1,133
  Additional paid-in capital                           283,087           283,087
  Retained earnings                                  1,421,054         4,096,179
                                                   -----------       -----------
  Total stockholders' equity                         1,705,274         4,380,399
                                                   -----------       -----------
        Total liabilities and
           stockholders' equity                    $12,621,662       $13,077,599
                                                   ===========       ===========







         The accompanying notes are an integral part of these statements

                                   MYCO, INC.

                                    RY, INC.

                        COMBINED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1998 AND 1997




                                                    1998               1997
                                                ------------       ------------

Net sales                                       $ 20,348,596       $ 13,604,150

Cost of goods sold                                14,759,197          9,172,193
                                                ------------       ------------
    Gross profit                                   5,589,399          4,431,957
                                                ------------       ------------

Operating Expenses:
  Product development                                423,845            469,901
  Selling                                          1,572,981          1,328,028
  Administrative                                   4,242,456          2,927,899
                                                ------------       ------------
    Total operating expenses                       6,239,282          4,725,828
                                                ------------       ------------
    Loss from operations                            (649,883)          (293,871)
                                                ------------       ------------
Other income or (expense):
  Miscellaneous income (expense)                     (59,942)            18,795
  Interest expense                                  (348,913)          (292,209)
  Interest income                                      9,975             41,405
  Loss on sale of equipment                          (36,945)            (4,890)
                                                ------------       ------------
    Total other expense                             (435,825)          (236,899)
                                                ------------       ------------
    Loss before
        income taxes                              (1,085,708)          (530,770)
                                                ------------       ------------
Provision for income taxes:
  State income tax (benefit)                         (15,338)            (6,962)
                                                ------------       ------------
    Net loss                                    $ (1,070,370)      $   (523,808)
                                                ============       ============










         The accompanying notes are an integral part of these statements

                                   MYCO, INC.

                                    RY, INC.

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1998 AND 1997



                                       Common Stock             Addt'l
                                --------------------------      Paid-in       Retained
                                   Shares         Amount        Capital       Earnings       Total
                                -----------    -----------    -----------   -----------   -----------

Balance at December 31, 1996,
   as previously reported             1,133    $     1,133    $   283,087   $ 4,883,676   $ 5,167,896

   Prior period adjustment                                                     (147,173)     (147,173)
                                -----------    -----------    -----------   -----------   -----------
Balance at December 31, 1996,
   as restated                        1,133          1,133        283,087     4,736,503     5,020,723

   Net loss for the year                                                       (523,808)     (523,808)

   Dividends                                                                   (116,516)     (116,516)
                                -----------    -----------    -----------   -----------   -----------
Balance at December 31, 1997          1,133          1,133        283,087     4,096,179     4,380,399
                                -----------    -----------    -----------   -----------   -----------

   Net loss for the year                                                     (1,070,370)   (1,070,370)

   Dividends                                                                 (1,604,755)   (1,604,755)
                                -----------    -----------    -----------   -----------   -----------
Balance at December 31, 1998          1,133    $     1,133    $   283,087   $ 1,421,054   $ 1,705,274
                                ===========    ===========    ===========   ===========   ===========












         The accompanying notes are an integral part of these statements

                                   MYCO, INC.

                                    RY, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                       1998           1997
                                                   -----------    -----------

Cash flows from operating activities:
  Net Loss                                         $(1,070,370)   $  (523,808)
                                                   -----------    -----------
  Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation and amortization                     554,828        494,555
     Loss on sale of equipment                          36,945          4,890
     (Increase) decrease in accounts receivable       (683,513)       430,850
     (Increase) decrease in due from stockholder       112,971       (177,500)
     (Increase) decrease in accounts receivable
        - employees                                     (1,389)
     (Increase) decrease in inventory                  796,420     (1,363,043)
     (Increase) decrease in prepaid expenses           (18,267)        11,897
     (Increase) decrease in refundable state
        replacement tax                                (18,006)
     Increase in accounts payable and
        accrued expenses                             1,237,024        951,682
                                                   -----------    -----------
  Total adjustments                                  2,017,013        353,331
                                                   -----------    -----------
        Net cash (used) provided by operating
           activities                                  946,643       (170,477)
                                                   -----------    -----------
Cash flows from investing activities:
  Purchase of property and equipment                  (634,073)    (1,748,602)
  Proceeds from sale of equipment                      130,277         20,800
  Proceeds from sale of investments                                 1,132,087
                                                   -----------    -----------
        Net cash used by investing activities         (503,796)      (595,715)
                                                   -----------    -----------
Cash flows from financing activities:
  Proceeds (repayment) of line of credit, net         (100,000)     1,675,000
  Repayment of long-term debt                         (468,833)      (477,160)
  Repayment of capital lease obligation                 (9,696)
  Cash dividends paid                                 (104,754)      (586,742)
  Proceeds from long-term debt                                        200,000
                                                   -----------    -----------
        Net cash provided (used) by financing
           activities                                 (683,283)       811,098
                                                   -----------    -----------



         The accompanying notes are an integral part of these statements

                                   MYCO, INC.

                                    RY, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                          1998           1997
                                                      -----------    -----------

Net increase (decrease) in cash and
  cash equivalents                                       (240,436)        44,906
Cash and cash equivalents at beginning of year            317,062        272,156
                                                      -----------    -----------
Cash and cash equivalents at end of year              $    76,626    $   317,062
                                                      ===========    ===========


Supplemental disclosures of cash flow information:

  Cash paid during the year for interest              $   348,913    $   292,209
                                                      ===========    ===========



Supplemental disclosure of non-cash financing activities:

  Capital lease obligation for purchase of
     equipment (Note 7)                               $    73,419
                                                      ===========
  Dividends payable                                   $ 1,500,000
                                                      ===========















         The accompanying notes are an integral part of these statements

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Nature of Business
         ------------------
         Myco, Inc. (the "Company") designs, manufactures and sells wire racks for retail displays used by customers in the publishing, gum and candy, and distribution industries. The Company's products are sold throughout the United States. RY, Inc. leases operating facilities to Myco, Inc.

         Myco, Inc. is owned by an individual stockholder and related family trust. RY, Inc. is 100% owned by the same individual stockholder.

         Principles of Combination
         -------------------------
         The combined financial statements include Myco, Inc. and RY, Inc. All significant intercompany transactions and balances have been eliminated in the combined financial statements.

         Prior to 1998 Myco, Inc. and RY, Inc. presented separate financial statements for financial reporting purposes. The accompanying 1998 and 1997 combined financial statements are presented to clearly present the results of the companies' combined operations and financial position.

         The following is a reconciliation of the net operating results that Myco, Inc. and RY, Inc. reported in 1997 and would have reported in 1998 on a separate basis to the amounts reported in the combined financial statements.

                                               1998           1997
                                               ----           ----

              Net income (loss)
                Myco, Inc.                 $(1,499,707)   $  (473,035)
                RY, Inc.                       429,337        276,004
                                           -----------    -----------
                                            (1,299,026)      (197,031)

                Prior period adjustments                     (326,777)
                                           -----------    -----------
              Combined loss                $(1,070,370)   $  (523,808)
                                           ===========    ===========

         Inventory
         ---------
         Inventories are valued at the lower of cost or market, under the first-in, first-out (FIFO) method.

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: - continued

         Property and Equipment
         ----------------------
         Property and equipment is stated at cost. Depreciation is computed using accelerated and straight line methods over the useful lives of the assets for financial reporting purposes.

         The estimated useful lives of the assets are as follows:

                                                 Useful Life
                                                 -----------

                   Vehicles                         5 years
                   Office equipment               5-7 years
                   Electronic equipment           5-7 years
                   Machinery and equipment        3-7 years
                   Furniture and fixtures         5-7 years
                   Buildings and improvements      39 years


         Unamortized Financing Costs
         ---------------------------
         Unamortized financing costs are amortized on the interest method basis over the term of the note.

         Sales Recognition
         -----------------
         The Company generally records sales at the time display racks are completed and shipped to its customers.

         Custom retail orders are usually manufactured, shipped and billed over periods ranging from one to four months based on approved customer purchase orders.

         The Company also enters into contracts with certain customers for the manufacture of custom made racks that are warehoused in a designated area of its premises at the customer's request. Delivery schedules are provided by the customer. The purchase agreement provides for billings at the time the goods are completed and placed in storage. Payment is made in the ordinary course of business on the Company's normal sales terms. In its custodial capacity, the Company then ships the display racks over an extended time period as the customer designates.

         Estimates
         ---------
         The process of preparing financial statements in conformity with generally accepted accounting principles requires

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: - continued

         management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes
         ------------
         Effective January 1, 1987, Myco, Inc. elected by consent of its shareholder to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal income taxes on their respective shares of the Company's taxable income. In addition effective upon inception, RY, Inc. elected by consent of its shareholder to be taxed under the provisions of subchapter S of the Internal Revenue Code.

         Cash and Cash Equivalents
         -------------------------
         Cash and cash equivalents include cash on hand and in banks. The Company also considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         Estimation of Fair Values
         -------------------------
         The following notes summarize the major methods and assumptions used in estimating the fair values of financial instruments:

         Short-term financial instruments are valued at their carrying amounts included in the balance sheets, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach applies to cash and cash equivalents, receivables, and certain other liabilities.

         Because the interest rates on the majority of the Company's debt instruments fluctuate with changes in the market rate of interest, the carrying value of the debt instruments are considered equivalent with their fair value.

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 2 - CONCENTRATIONS OF CREDIT RISK:

         The Companies maintain their cash in bank deposit accounts that, at times, may exceed federally insured limits. The Companies have not experienced any losses in such accounts. Management believes that the Companies are not exposed to any significant credit risk on cash and cash equivalents.

         The Company performs ongoing credit evaluations of its customers and generally requires no collateral. Management does not believe any significant credit risk exists at December 31, 1998 and 1997 on their accounts receivable.

NOTE 3 - INVENTORY:

         Inventory at December 31, 1998 and 1997 consists of the following:

                                            1998           1997
                                         ----------     ----------

              Raw materials              $  413,789     $  515,470
              Work in process               191,238        908,587
              Finished goods                733,103        687,216
                                         ----------     ----------
                                         $1,338,130     $2,111,273
                                         ==========     ==========

NOTE 4 - PROPERTY AND EQUIPMENT:

         At December 31, 1998 and 1997 property and equipment are summarized by major classification as follows:

                                                  1998         1997
                                              ----------   ----------

              Vehicles                        $  131,813   $  184,990
              Office equipment                   317,550      316,471
              Electronic equipment               521,588      435,246
              Machinery and equipment          2,432,903    2,183,175
              Furniture and fixtures              87,256       82,000
              Building and improvements        5,895,754    5,568,349
              Land                               330,467      330,467
                                              ----------   ----------
                                               9,717,331    9,100,698
              Less-accumulated depreciation    3,051,179    2,562,393
                                              ----------   ----------
                                              $6,666,152   $6,538,305
                                              ==========   ==========

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 4 - PROPERTY AND EQUIPMENT: - continued

         Depreciation expense for the years ended December 31, 1998 and 1997 was $550,698 and $487,910, respectively.

NOTE 5 - PROPERTY HELD FOR RESALE:

         Property held for resale at December 31, 1997 consists of a robotic welder purchased for the Company's manufacturing process that was sold in 1998.

NOTE 6 - BANK NOTE PAYABLE - LINE OF CREDIT:

         On July 1, 1998, the Company executed a ninth amended and restated revolving credit note in the amount of $2,250,000 expiring June 30, 1999, secured by substantially all assets of the Company and a personal guarantee by the individual stockholder. Interest is payable at 1/4% below the bank's prime lending rate. Aggregate draws on this line of credit are limited to 80% of eligible accounts receivable plus 35% of eligible inventory less $775,000. Borrowing under the line at December 31, 1998 and 1997 amounted to $1,850,000 and $1,950,000, respectively.

         In accordance with the guarantee and the line of credit agreements, the Company is subject to restrictive covenants, the significant items being minimum net worth, restrictions as to dividend payouts, and certain financial ratios. At December 31, 1998, the Company is in violation of certain covenants, and has not received a waiver from the bank regarding these covenants.

         The weighted average interest rate on this borrowing was 8.6% in 1998 and 6.6% in 1997.

NOTE 7 - LONG-TERM DEBT:

         Long-term debt at December 31, 1998 and 1997 consists of the following:

                                                             1998         1997
                                                           ---------    --------

              Notes Payable - Former Stockholders -
              -------------------------------------
              collateralized by a security interest in
              367.5 shares of Myco Inc. Corporation
              stock repurchased by the Company
              Payable in aggregate monthly installments
              of $7,903.77 including principal and
              interest at a rate of 12% per annum until
              March 1, 2000                                $ 102,778    $180,168

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 7 - LONG-TERM DEBT: - continued

                                                              1998           1997
                                                          -----------    -----------

              Bank Note Payable - Equipment -
              -------------------------------
              collateralized by a security interest in
              the equipment purchased with the note
              proceeds. Payable in monthly principal
              installments of $4,166.67 plus accrued
              interest at a rate of 4% per annum until
              October 1, 2001                                 141,667        191,667

              Note Payable -  Bank  - collateralized by
              --------------------
              an interest in the property. Payable in
              monthly principal and interest
              installments of $11,867 at a rate of
              7.15% per annum. This note was repaid in
              1998                                                           341,443

              Industrial Revenue Bonds                      4,000,000      4,000,000
              ------------------------
                - See below
                  Less-current portion                     (4,228,872)      (545,887)
                                                          -----------    -----------
                                                          $    15,573    $ 4,167,391
                                                          ===========    ===========

         On January 30, 1995, the City of Rockford issued $4,000,000 of its Industrial Project Revenue Bonds, Series 1995, and the proceeds were deposited with the Amalgamated Bank of Chicago, as trustee. The Company's bank has issued an irrevocable direct pay letter of credit for $4,100,000 to the Company. The bonds are secured by the trustee's indenture and the $4,100,000 letter of credit. The letter of credit is collateralized by substantially all of the assets of Myco, Inc. and RY, Inc. The proceeds were used by the Company to fund capital expenditures. The bonds bear interest at a variable weekly rate (approximately 80% of the U.S. Treasury rate) not to exceed 15% per annum. The bonds mature on January 1, 2030. The letter of credit matures on June 30, 2000.

         Fees related to the letter of credit are 1.00% per annum of the outstanding bond principal plus accrued interest. Letter of credit fees for 1998 and 1997 amounted to $66,617 and $41,306, respectively.

         On January 1, 1995, the Company entered into a reimbursement agreement with the bank in conjunction with the bond issuance. The agreement, enforceable pursuant to the terms of the loan

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 7 - LONG-TERM DEBT: - continued

         agreement and Indenture of Trust, requires the Company, unless waived in writing by the bank, to redeem $300,000 of bond principal annually. At December 31, 1998, the Company is not in compliance with the covenants discussed in Note 6 and has not received a waiver from the bank. As a result, these bonds have been classified as current liabilities.

NOTE 8 - COMMITMENTS AND CONTINGENCIES:

         The Company rented warehouse space under operating lease agreements that expired May 31, 1998 and August 25, 1998, with monthly rentals of $18,749 and $11,016. Rental expense charged to operations for the years ended December 31, 1998 and 1997 was $277,061 and $291,235, respectively.

         The Company rents equipment under an operating lease agreement expiring November 30, 2001, with a monthly rental of $2,072. Rental expense charge to operations for the years ended December 31, 1998 and 1997 was $24,864 and $24,864, respectively.

         The Company rents phone equipment under a capital lease expiring March, 2003, with a monthly rental of $1,507.

         Following is a schedule of future minimum payments required under the aforementioned leases as of December 31, 1998.

         Year Ending                                  Capital   Operating
         December 31,                                  Lease      Lease
         ------------                                 -------   ---------

            1999                                      $18,084    $24,864
            2000                                       18,084     24,864
            2001                                       18,084     22,792
            2002                                       18,084
            2003                                        3,014
                                                      -------    -------
         Total minimum lease payments                  75,350    $72,520
                                                                 =======
         Less amount representing interest             11,627
                                                      -------
         Present value of minimum lease payments       63,723
                                                      -------
         Less: current portion                         13,000
                                                      -------
                                                      $50,723
                                                      =======

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 8 - COMMITMENTS AND CONTINGENCIES: - continued

         Capital lease amortization expense is included in depreciation expense.

         In 1995, the Company entered into an agreement with The Source Information Management Company ("Source"), that is renewable annually for one year terms. Either party can terminate the agreement without cause. The Source acts as a consultant for retail chains on rack design, placement and slotting fees. The Source provides the Company with new retail programs and acts as a liaison between the Company and its customers.

         Included in administrative expenses in the accompanying 1998 and 1997 statements of operations are consulting fees of $609,611 and $547,000 incurred under this agreement.

NOTE 9 - COMMON STOCK:

         Common stock at December 31, 1998 and 1997 consists of the following:

                                               Shares Issued
                                                   and
                                                Outstanding     Amount
                                               -------------    ------

              Myco, Inc.
              Authorized 10,000 shares
                no par value                         133        $  133

              Ry, Inc.
              Authorized 10,000 shares
                no par value                       1,000         1,000
                                                                ------
                                                                $1,133
                                                                ======


NOTE 10 - MAJOR SUPPLIERS:

         The Company purchased more than 10% of its paneling and wire from two suppliers. Purchases from these two suppliers for 1998 and 1997, respectively, totalled $1,971,063 and $1,610,000.

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


NOTE 11 - MAJOR CUSTOMER:

         During 1998 and 1997, the Company derived approximately 45% and 22% of its total revenue from a single national retailer.

NOTE 12 - 401(k) PLAN:

         The Company has a 401(k) saving and investment plan covering all eligible employees. The Company matches the first 3% of gross pay contributed by employees. Profit sharing contributions are at the discretion of the Board of Directors. There were no discretionary contributions made in 1998 and 1997. Matching contributions for the years ended December 31, 1998 and 1997 were $71,431 and $61,307, respectively.

NOTE 13 - SELF INSURANCE:

         The Company is self insured for a portion of its health insurance claims. An insurance policy limits the aggregate claims the Company may potentially pay to $15,000 per individual per year not to exceed approximately $50,000 in the aggregate per year. A provision has been made for incurred claims not reported amounting to $93,824 and $94,869 as of December 31, 1998 and 1997, respectively, based upon a review by the Company of subsequent claim payments.

NOTE 14 - PRIOR PERIOD ADJUSTMENTS:

         The accompanying financial statements for 1997 have been restated. The effect of the restatement was to decrease net income for 1997 by $326,777. Retained earnings at the beginning of 1997 have been adjusted for the effects of

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 14 - PRIOR PERIOD ADJUSTMENTS: - continued

         this restatement on prior years. The following is a summary of these changes:

                                         Retained Earnings      Net Income
                                          January 1, 1997    December 31, 1997
                                         -----------------   -----------------

         Revenue recognition                 $  27,438          $ (71,963)

         Capitalization of
          property and equipment               103,966             19,498

         Operating expenses                     15,769           (274,312)
                                             ---------          ---------
            Total                            $ 147,173          $(326,777)
                                             =========          =========


NOTE 15 - SUBSEQUENT EVENT:

         On February 26, 1999, the owners of Source and Myco, Inc. and RY, Inc. signed an asset purchase agreement. The agreement provides for the sale of all the assets of Myco, Inc. and RY, Inc. in exchange for cash and assumption of certain liabilities as described in the asset purchase agreement.

NOTE 16 - IMPACT OF THE YEAR 2000 ISSUE (UNAUDITED):

         The Company is currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information by the Company's computerized information systems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures. Costs of addressing potential problems are not expected to have a material adverse impact on the Company's financial position, results of operations or cash flows in future periods. The Company has no information that indicates that any significant vendors may be unable to sell to them because of Year 2000 compliance problems, any significant customers may be unable to purchase

                                   MYCO, INC.

                                    RY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



NOTE 16 - IMPACT OF THE YEAR 2000 ISSUE (UNAUDITED): - continued

         from them because of Year 2000 compliance problems or any significant service providers may be unable to provide services to them because of Year 2000 compliance problems. However, if the Company or its vendors, customers or service providers are unable to resolve such processing issues in a timely manner, it could result in a material financial risk. Accordingly, the Company plans to devote the necessary resources to resolve all significant Year 2000 issues in a timely manner.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


On February 26, 1999, the Source Information Management Company, Inc. (Source) acquired substantially all the assets and assumed certain liabilities of MYCO, Inc. (MYCO) and RY, Inc. (RY) for $12,000,000 and 134,615 shares of common stock with a market value of $875,000 (based on the closing price quoted on NASDAQ on November 18, 1998). The acquisition has been accounted for under the purchase method of accounting.

The Pro Forma Condensed Combined Financial information (i) gives effect to the transaction, (ii) gives effect, in the Combined Statement of Operations for the year ended January 31, 1999, to the acquisition, in January 1999, of all the outstanding stock of U.S. Marketing Services, Inc. (US Marketing), the holding company of Brand Manufacturing Corporation (Brand) and T.C.E. Corporation (TCE) for stock with a market value of $26,282,000, and (iii) includes the adjustments described in the notes hereto.

The Pro Forma Condensed Combined Balance Sheet was prepared as if the above transaction occurred on January 31, 1999, combining the balance sheets of Source at January 31, 1999 with that of MYCO and RY at December 31, 1998.

The Pro Forma Condensed Combined Statement of Operations give effect to the above transaction as if it had occurred at the beginning of the earliest period presented.

The following period is presented:

                                            Year Ended January 31, 1999
-----------------------------------------------------------------------------------------------------
Source                                     February 1, 1998 through January 31, 1999
Combined US Marketing, Brand and TCE       February 1, 1998 through January 6, 1999 (period prior to
                                             acquisition by Source)
Combined MYCO and RY                       January 1, 1998 through December 31, 1998
-----------------------------------------------------------------------------------------------------

The combined results of US Marketing, Brand and TCE include the results of Brand and TCE for the period prior to acquisition by US Marketing.

The Pro Forma Condensed Combined Financial Information is unaudited and not necessarily indicative of the consolidated results which actually would have occurred if the above transaction would have been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods. The Pro Forma Condensed Consolidated Financial Information gives effect to the acquisition and is based upon estimated allocations of the purchase price and includes all adjustments described in the notes thereto.

                        UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF JANUARY 31, 1999
                             (Dollars in Thousands)


                                                       Historical      Combined         Pro Forma
                                                         Source      MYCO and RY       Adjustments       Pro Forma
--------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
    Cash                                               $     753    $        77      $      (753)(1)   $         77
    Trade receivables, net of allowance                   32,593          4,221                -             36,814
    Income taxes receivable                                  263             19                -                282
    Inventory                                              1,396          1,338              125 (2)          2,859
    Other current assets                                     263            172                -                435
--------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                      35,268          5,827             (628)            40,467
--------------------------------------------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT, net                         3,334          6,666             (150)(2)          9,850
--------------------------------------------------------------------------------------------------------------------
OTHER ASSETS
    Goodwill, net of accumulated amortization             29,608              -            9,178 (2)         38,786
    Deferred tax asset                                         7              -                -                  7
    Other                                                    790            128                -                918
--------------------------------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                        30,405            128            9,178             39,711
--------------------------------------------------------------------------------------------------------------------
                                                         $69,007        $12,621         $  8,400            $90,028
====================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
    Checks issued against future deposits               $  2,877   $          -      $         -            $ 2,877
    Notes payable                                              -          1,850           11,547 (4)         13,397
    Accounts payable and accrued expenses                  3,728          3,258             (817)(3)          6,169
    Deferred revenue                                       3,129              -                -              3,129
    Due to retailers                                       2,737              -                -              2,737
    Deferred income taxes                                    718              -                -                718
    Dividends payable                                          -          1,500           (1,500)(3)              -
    Current maturities of long-term debt                      66          4,242                -              4,308
--------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                 13,255         10,850            9,230             33,335

LONG-TERM DEBT, less current maturities                    3,442             66                -              3,508
--------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                         16,697         10,916            9,230             36,843
--------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
    Contributed capital:
       Common stock                                          117              1                - (5)            118
       Preferred stock                                        15              -                -                 15
       Additional paid-in capital                         46,452            283              591 (6)         47,326
--------------------------------------------------------------------------------------------------------------------
    Total contributed capital                             46,584            284              591             47,459
    Retained earnings                                      5,767          1,421           (1,421)(7)          5,767
--------------------------------------------------------------------------------------------------------------------
    Total contributed capital and retained earnings       52,351          1,705             (830)            53,226
    Less Treasury Stock                                      (41)             -                -                (41)
--------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                52,310          1,705             (830)            53,185
--------------------------------------------------------------------------------------------------------------------
                                                         $69,007        $12,621          $ 8,400            $90,028
====================================================================================================================

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                             (Dollars in Thousands)

(1)  To record decrease in cash to finance acquisition of MYCO and RY                   $      753

(2)   To reflect the acquisition of MYCO and RY and the allocation of purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation are as follows:
         Cash paid, including direct costs of $300                                      $   12,300
         Market value of Source common stock issued (based on the closing price
                 quoted on NASDAQ on November 18, 1998)                                        875
         Allocation of purchase price:
              Stockholders' equity of MYCO and RY ($1,705+$817+$1,500)                      (4,022)
              Increase in inventory to fair value                                             (125)
              Decrease in property, plant and equipment to fair value                          150
-------------------------------------------------------------------------------------------------------
         Cost in excess of net assets acquired                                          $    9,178
                                                                                        ----------

(3) To eliminate liabilities not assumed by Source:
        (i)   Bonuses payable                                                           $     (817)
        (ii)  Dividends payable                                                             (1,500)
-------------------------------------------------------------------------------------------------------
                                                                                        $   (2,317)
(4) To record increase in short-term debt to finance acquisition of MYCO and RY
                                                                                        $   11,547
-------------------------------------------------------------------------------------------------------

(5) To reflect:
      (i)  the par value of Source common stock issued                                  $        1
      (ii) the elimination of historical equity balance of MYCO and RY                          (1)
-------------------------------------------------------------------------------------------------------

                                                                                        $        -
                                                                                        ==========

(6) To reflect:
      (i)  the excess of the market value over the par value of the Source
           common stock issued                                                          $      874
      (iv) the elimination of the historical equity balance of MYCO and RY
                                                                                              (283)
-------------------------------------------------------------------------------------------------------

                                                                                        $      591
                                                                                        ==========
(7)   To reflect the elimination of historical equity balances of MYCO and RY           $   (1,421)
                                                                                        ----------

=======================================================================================================

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED JANUARY 31, 1999
                             (Dollars in Thousands)


                                               Historical    US Marketing,        Combined          Pro Forma
                                                 Source      Brand and TCE      MYCO and RY        Adjustments      Pro Forma
-------------------------------------------------------------------------------------------------------------------------------
NET REVENUES                                     $21,100          $12,439         $20,349           $     -           $53,888

COST OF REVENUES                                  11,268            7,427          14,759                 -             33,454
-------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                       9,832            5,012           5,590                 -             20,434

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSE                                        2,949            6,567           6,239              (940) (1)        14,815
-------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS)                            6,883           (1,555)           (649)              940              5,619
-------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE)
    Interest income                                   29               64              10                 -                103
    Interest expense                                (331)            (917)           (349)              (55) (2)        (1,652)
    Other                                            (47)             (22)            (97)              430  (3)           264
-------------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)                        (349)            (875)           (436)              375             (1,285)
-------------------------------------------------------------------------------------------------------------------------------

MINORITY INTEREST                                      -             (421)              -               421  (4)             -
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                  6,534           (2,851)         (1,085)            1,736              4,334

INCOME TAX EXPENSE (BENEFIT)                       2,667              189             (15)             (592) (5) (6)     2,249
-------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                $ 3,867         ($ 3,040)       ($ 1,070)           $2,328           $  2,085
-------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE
    Basic                                        $   .42                                                              $    .22
    Diluted                                      $   .40                                                              $    .21
-------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES
    OUTSTANDING
       Basic                                       9,132                                                                 9,267
       Diluted                                     9,776                                                                 9,911
===============================================================================================================================

              NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)


The Pro Forma Combined Statements of Operations reflect the adjustments for the Acquisitions as of February 1, 1998.


                                                                                US Marketing,     MYCO
                                                                               Brand and TCE     and RY          Total
-------------------------------------------------------------------------------------------------------------------------
(1)   To reflect:

      (i)  portion of compensation expense for executive officers on the basis of pre- and post acquisition arrangements as if they were effective
           February 1, 1998                                                      $   (663)     $  (1,439)      $  (2,102)

      (ii) amortization of goodwill arising from the acquisitions, for the
           period prior to the acquisitions (estimated life 20 years)                 712            450           1,162
-------------------------------------------------------------------------------------------------------------------------

                                                                                 $     49      $    (989)     $     (940)
                                                                                 ========      =========      ==========
(2) To reflect:
       (i)  elimination  of  interest   expense   related  to  US
            Marketing for the period prior to acquisition                        $    939      $       -      $      939
       (ii) additional   interest  expense  at  8.5%  related  to
            financing acquisition of MYCO and RY                                        -           (994)           (994)
-------------------------------------------------------------------------------------------------------------------------

                                                                                 $    939      $    (994)     $      (55)
                                                                                 ========      =========      ==========

(3)   To  reflect  the  elimination  of the  amortization  of the
      deferred loan costs                                                        $    430      $       -      $      430
-------------------------------------------------------------------------------------------------------------------------

(4)   To reflect the elimination of minority interests                           $    421      $       -      $      421

(5)   To adjust tax expense to reflect the income tax effects at the Company's effective tax rate (after consideration of the nondeductibility of the amortization of the cost in excess of net assets acquired) of the pro
      forma adjustments to income before income taxes                            $   (644)     $    (178)     $     (822)

(6)   To reflect the additional tax expense at statutory rates in connection with the termination of S-Corporation status
      on Brand and TCE in May 1998                                               $    230      $       -      $      230
=========================================================================================================================

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE SOURCE INFORMATION
                                                 MANAGEMENT COMPANY



Date:   May 12, 1999                       By: /s/ W. Brian Rodgers
                                               -------------------------------
                                                  W. Brian Rodgers
                                                  Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NO.       EXHIBIT

1.                Omitted - inapplicable.

2.1* Asset Purchase Agreement, dated as of February 1, 1999, by and among Registrant, Chestnut Display Systems, Inc. and Chestnut Display Systems (North), Inc., plus identification of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

2.2* Asset Purchase Agreement, dated as of February 26, 1999, by and among Registrant, MYCO, Inc. and RY, Inc., plus identification of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

2.3* Amendment to Asset Purchase Agreement, dated as of February 26, 1999, among Registrant, MYCO, Inc. and RY, Inc.

4.                Omitted - inapplicable.

16.               Omitted - inapplicable.

17.               Omitted - inapplicable.

20.               Omitted - inapplicable.

23.1              Consent of Altschuler, Melvoin and Glasser LLP.

24.               Omitted - inapplicable.

27.               Omitted - inapplicable.

99                Omitted - inapplicable.

----------------

*    Previously filed.